SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:      April 19, 2005

DUPONT PHOTOMASKS, INC.
(Exact name of registrant as specified in its charter)

000-20839
(Commission File Number)

Delaware		74-2238819
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD.
ROUND ROCK, TEXAS  78664

(Address of principal executive offices, with zip code)

(512) 310-6500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

Toppan Transaction

As previously disclosed, on October 5, 2004, DuPont Photomasks, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Toppan Printing Co., Ltd. (“Toppan”) and Toppan Corporation, a wholly owned subsidiary of Toppan (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”).  Closing of the Merger is subject to a number of closing conditions, including receipt of all required regulatory approvals.

Hart-Scott-Rodino

On April 19, 2005, DuPont Photomasks and Toppan received notice from the Antitrust Division of the U.S. Department of Justice that the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 had been terminated by the U.S. Department of Justice, marking completion of this closing condition.  DuPont Photomasks and Toppan will continue to work towards closing the Merger upon satisfaction of all other closing conditions.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties concerning Toppan’s proposed acquisition of DuPont Photomasks and the benefits of the pending acquisition. Actual events or results may differ materially from those described in this report due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the required receipt of necessary regulatory approvals, including under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on DuPont Photomasks’ operating results and customer, supplier, employee and other relationships. More information about potential factors that could affect DuPont Photomasks’ business and financial results is included in DuPont Photomasks’ Annual Report on Form 10-K for the fiscal year ended June 30, 2004 which is on file with the SEC and available at the SEC’s website at www.sec.gov.

The forward-looking statements are made as of the date hereof and Toppan and DuPont Photomasks disclaim any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT PHOTOMASKS, INC.

Date: April 19, 2005	/s/ James W. Boeckman
James W. Boeckman Executive Vice President, General Counsel and Secretary